Exhibit 1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Gary L. Sample,

Plaintiff, individually and on behalf of a Class of other similarly situated shareholders, or in the alternative, derivatively on behalf of The Hallwood Group Incorporated

v.

Anthony J Gumbiner, Charles A. Crocco, Jr., Amy H. Feldman, Michael R. Powers, Hallwood Financial Limited, and HFL Merger Corporation,

Defendants, and

The Hallwood Group Incorporated,

Defendant, or in the alternative, Nominal Defendant.

Civil Action No. 8833-VCN CLASS ACTION

STIPULATION OF SETTLEMENT

Plaintiff Gary L. Sample (“Plaintiff”), Defendants The Hallwood Group Incorporated (“Hallwood” or the “Company”), Anthony J Gumbiner, Charles A. Crocco, Jr., Amy H. Feldman, Michael R. Powers, Hallwood Financial Limited (“Hallwood Financial”), and HFL Merger Corporation (“HFL Merger” and, together with the other defendants, the “Defendants”), who are the parties to the above-captioned class and, in the alternative, derivative action (the “Action”), by and through their respective attorneys, hereby enter into the following Stipulation of Settlement (the “Stipulation”), subject to the approval of the Court of Chancery of the State of Delaware (the “Court”). The Defendants and Plaintiff are collectively referred to as the “Parties.” The settlement contemplated by this Stipulation is referred to herein as the “Settlement.” This Stipulation is intended by the Parties to fully and finally compromise, resolve, discharge, settle, and release the Settled Claims, as defined herein, subject to the terms and conditions set forth below.

BACKGROUND

1. On November 6, 2012, Anthony J. Gumbiner sent a letter (the “Proposal Letter”) to the Board of Directors of the Company (the “Board”) setting forth a proposal from Hallwood Financial to acquire all of the outstanding shares of the Company’s common stock that were not already beneficially owned by Hallwood Financial at a cash purchase price of $10.00 per share (the “Proposed Transaction”). The Proposal Letter specified that the Proposed Transaction would be in the form of a merger of the Company with a new acquisition vehicle that Hallwood Financial would form (“HFL Merger”). The Proposal Letter also specified that the Proposed Transaction would be governed by a merger agreement providing for a non-waivable condition requiring the approval of a majority of the shares of the Company that are not directly or indirectly owned by Hallwood Financial, and that it was expected that the Board would establish a special committee of independent directors to consider the Proposed Transaction on behalf of the Company’s public stockholders and to make a recommendation to the full Board.

2. On November 7, 2012, in response to the Proposal Letter, the Board formed a special committee (the “Special Committee”) of directors for the purposes of negotiating the Proposed Transaction on behalf of the Company’s minority, public and unaffiliated stockholders on an arm’s length basis against Hallwood Financial, consisting of Mr. Crocco, Ms. Feldman, and Mr. Powers, who are asserted by Defendants to be independent directors. The Board resolution authorizing the Special Committee provided that the Special Committee:

shall have the power and authority to (1) consider whether or not it is in the best interests of the Company and the holders of the common stock of the Company to proceed with the [Proposed Transaction] and/or engage in discussions and/or negotiations relating thereto, (2) consider and review potential alternative transactions, (3) reject the [Proposed Transaction] if it determines it is not fair to or otherwise not in the best interests of the Company and the holders of the common stock of the Company, (4) consult with and/or advise management, on behalf of the Board of Directors, in connection with discussions and/or negotiations concerning potential terms and conditions of the [Proposed Transaction], (5) consider such other matters as may be requested by the Board of Directors from time to time or as otherwise deemed appropriate by the Committee, (6) make any recommendations to the Board of Directors concerning any of the foregoing matters that the Committee deems appropriate, including recommendations with respect to any matters requested by the Board of Directors and (7) to the extent permitted by applicable law, take any action with respect to the foregoing matters which the Board of Directors is permitted to take.

3. On November 9, 2012, the Company issued a press release announcing the Company’s receipt of the Proposal Letter and the Board’s formation of the Special Committee. The Company filed a copy of such press release with the United States Securities and Exchange commission (the “SEC”) as an exhibit to a Form 8-K on the same day.

4. Thereafter, the Special Committee retained its own financial and legal advisors and met several times to evaluate and consider the Proposed Transaction. The Special Committee and its advisors also reviewed and obtained changes to the draft merger agreement for the Proposed Transaction. On June 4, 2013, the Special Committee, after receiving presentations from its financial and legal advisors, unanimously concluded that the Proposed Transaction was substantively and procedurally fair to the Company’s minority and unaffiliated stockholders and determined to recommend that the Board approve the Proposed Transaction and the entry into and execution of a final Agreement and Plan of Merger (the “Merger Agreement”) (and any other document deemed necessary or advisable in connection with the Proposed Transaction) and to recommend that the Board recommend the same to the Company’s stockholders. Also on June 4, 2013, the Board (consisting of Mr. Crocco, Ms. Feldman, and Mr. Powers, with Mr. Gumbiner not participating), upon the recommendation of the Special Committee, agreed with the Special Committee that the Proposed Transaction, as contemplated by the Merger Agreement, was advisable and in the best interests of the Company and its minority stockholders and approved the Merger Agreement and recommended the Merger Agreement to the Company’s stockholders for their approval and adoption.

5. On June 5, 2013, Hallwood announced that it had entered into the Merger Agreement with Hallwood Financial and HFL Merger, pursuant to which HFL Merger would merge with and into Hallwood, with Hallwood continuing as the surviving corporation and as a wholly-owned subsidiary of Hallwood Financial (the “Transaction”).

6. Also on June 5, 2013, Hallwood filed a Form 8-K attaching a copy of the Merger Agreement, along with a press release announcing the Merger Agreement.

7. On August 23, 2013, Plaintiff commenced the Action in the Court of Chancery asserting purported class and derivative claims against Defendants.

8. In part, the Action purported to be a class action on behalf of the Company’s minority stockholders. Plaintiff alleged that all defendants other than HFL Merger breached fiduciary duties to the class in connection with the Transaction as a consequence of an allegedly unfair merger process and an allegedly unfair merger price. The complaint also alleged that HFL Merger aided and abetted these claimed breaches of fiduciary duty.

9. The Action also purported, in the alternative, to be a derivative action alleging claims on behalf of the Company for alleged liability of Mr. Gumbiner and Mr. Crocco arising from various matters relating to Hallwood Energy, LP (“Hallwood Energy”) and affiliates, including the resulting costs and liabilities imposed on the Company, as adjudicated in Hallwood Energy’s Chapter 11 bankruptcy court proceedings, and as more fully set out in the opinions in those proceedings and the appeals therefrom (the “Derivative Claims”). Plaintiff asserted that the value of these Derivative Claims was not reflected in the merger consideration to be provided in the Transaction, and, as a result, it did not reflect the true value of the minority stockholders’ interest in the Company.

10. In his Complaint, Plaintiff sought an order from the Court (i) certifying the Action as a class action, (ii) finding that the defendants other than HFL Merger breached fiduciary duties to Plaintiff and the Class, and that HFL Merger aided and abetted those breaches, (iii) finding that those breaches proximately caused Plaintiff and the Class damage in an amount subject to proof at trial, (iv) awarding Plaintiff and the Class any damages that are proven at trial, (v) alternatively, finding that the Action was properly brought as a derivative action and that demand on the Board was excused as to the claims asserted, (vi) alternatively, awarding the Company such damages as proven at trial with respect to the derivative claims, (vii) awarding Plaintiff his costs and expenses in connection with the Action, including expert and attorney’s fees, and (viii) awarding such further and other relief as the Court deemed just and appropriate.

11. On November 14, 2013, Hallwood filed a Preliminary Proxy Statement on Schedule 14A with the SEC (the “Preliminary Proxy”).

12. On November 15, 2013, Hallwood, Hallwood Financial, HFL Merger, and Mr. Gumbiner jointly filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the SEC.

13. On November 20, 2013, the Parties entered into, and submitted to the Court, a Stipulation and [Proposed] Order For The Production And Exchange Of Confidential Information (the “Confidentiality Stipulation”). The Court entered the Confidentiality Stipulation on November 21, 2013. Subject to the terms of the Confidentiality Stipulation, Defendants produced documents to Plaintiff, which Plaintiff and Plaintiff’s counsel subsequently reviewed.

14. On December 13, 2013, the Company received a letter from the SEC providing comments to the Preliminary Proxy, as well as the Schedule 13E-3.

15. From shortly after the filing of the Preliminary Proxy until early January 2014, counsel to the parties met and conferred regarding the sufficiency of the disclosures set forth in the Preliminary Proxy. Based on his independent investigation, including review of documents produced by Defendants, Plaintiff provided Defendants with a markup of the Preliminary Proxy showing Plaintiff’s suggested revisions to the disclosures contained therein. Counsel thereafter engaged in discussions regarding Plaintiff’s proposed revisions to the Preliminary Proxy. Following such discussions, Hallwood agreed to revise the Preliminary Proxy in accordance with certain of Plaintiff’s comments.

16. On January 16, 2013, Hallwood filed an amendment to the Preliminary Proxy with the SEC (the “Revised Preliminary Proxy”), reflecting some of Plaintiff’s suggested revisions and responding to the comments received from the SEC.

17. At the same time that the parties pursued negotiations regarding the disclosures in the Preliminary Proxy, counsel to the parties met and conferred regarding Plaintiff’s assertion that the consideration offered in the Transaction, in the amount of $10 per share (the “Original Merger Consideration”), was unfair and did not reflect the true value of the Company and all of its assets, including, specifically, the value of the Derivative Claims. Following additional negotiations in late December 2013 and January 2014, the Parties agreed to the settlement of all of Plaintiff’s class and derivative claims on the basis of a $3 per share increase in the merger consideration to be paid to the Class (the “Common Fund Recovery”), less any incentive payment awarded by the Court to Plaintiff (“Plaintiff’s Incentive Award”) and less any fee and expense payment awarded by the Court to Plaintiff’s counsel arising from the Common Fund Recovery, in connection with the Court’s consideration and approval of the Settlement and any fee applications made by Plaintiff’s counsel, all of which would be subject to Court approval pursuant to Court of Chancery Rules 23 and 23.1. Hallwood Financial agreed to be responsible for and to pay any fee and expense payment awarded by the Court to Plaintiff’s counsel arising from the changes and additions to the disclosures described in paragraph 15 (the “Disclosure Benefit”). Hallwood Financial states that it has agreed to such increase in the merger consideration to avoid the burden, distraction and additional cost of litigation and such increase does not indicate its determination of the value of the Company. The Special Committee, while not changing its original determination that the Transaction contemplated by the Merger Agreement is substantively and procedurally fair to the Company’s minority and unaffiliated stockholders, and has accepted the Common Fund Recovery as an additional benefit to such stockholders.

NOW THEREFORE, IT IS STIPULATED AND AGREED, by and among the Parties hereto, through their respective attorneys, subject to the approval of the Court, pursuant to Court of Chancery Rules 23 and 23.1, as follows:

CLASS CERTIFICATION FOR CLASS CLAIMS

18. For purposes of the Settlement only, this Action shall be maintained and proceed as a class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), without opt-out rights, by Plaintiff on behalf of all persons or entities who were record holders or beneficial owners of Company common stock at any time between and including November 6, 2012 through and including the date of the closing of the merger pursuant to the terms of the Merger Agreement (regardless of the date of purchase or sale of Company common stock) (the “Class Period”), including their successors, successors-in-interest, predecessors, predecessors-in-interest, agents, representatives, trustees, executors, administrators, heirs, beneficiaries, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, excluding, however, Defendants, their subsidiary companies, affiliates, and members of their immediate families (the “Class”).

19. In the event the conditions to the Settlement are not satisfied for any reason or this Stipulation is cancelled and terminated for any reason, the certification of the Class shall, except as provided in Paragraph 34, be deemed vacated, the Action shall proceed as though the Class had never been certified, and no reference to the certification of the Class, or to the Stipulation or any exhibits thereto, shall be made by the Parties for any purpose, except as expressly authorized by the terms of this Stipulation, and Defendants reserve the right to oppose certification of any class in the Action.

DERIVATIVE CLAIMS

20. Plaintiff’s complaint included a claim that the $10.00 per share offered in the Merger was unfair and did not reflect the true value of the Company, including the Derivative Claims, and, in the alternative, sought to bring the Derivative Claims on behalf of Hallwood pursuant to Chancery Court Rule 23.1.

21. As set forth in Paragraph 27 below, this Settlement, which has been approved by the Board, with Mr. Gumbiner abstaining and with the advice of counsel, and upon Court approval after notice to the Company’s stockholders pursuant to Court of Chancery Rule 23.1, will forever release all Settled Claims (as defined below) that have been, could have been, or in the future can or might be asserted by the Company or derivatively by any stockholders thereof in this Action or in any other action or proceeding.

22. In the event the conditions to the Settlement are not satisfied for any reason or this Stipulation is cancelled and terminated for any reason, Defendants reserve all defenses with respect to the Derivative Claims, including lack of standing and failure to comply with the requirements of Court of Chancery Rule 23.1.

SETTLEMENT CONSIDERATION

23. In consideration for the full settlement and dismissal with prejudice of all claims, including all class and derivative claims that were made or could have been made in the Action (and the releases provided herein), that would come with Final Court Approval (as defined in Paragraph 34, below) of this Settlement, and as a result of Plaintiff’s efforts, the Parties agree that:

(a)

The parties to the Merger Agreement will amend it to provide that the consideration to be paid in the Transaction shall be $13 per share minus a pro-rata deduction reflecting Plaintiff’s Incentive Award, if any, and the fee awarded to Plaintiff’s counsel, if any, based on the Common Fund Recovery, provided however, in the event that: (i) the Court declines, in any respect (except for a disallowance or reduction of the requested Plaintiff’s Incentive Award or the requested award of fees and/or expenses sought by Plaintiff’s counsel), to enter the Final Order and Judgment in substantially the form attached hereto (or with the consent of the Parties, to enter another form of final order and judgment in lieu thereof); (ii) the Court disapproves the Settlement proposed herein, including any amendments thereto agreed upon by all of the Parties; or (iii) the Court approves the Settlement proposed herein or any amendment thereto approved by all of the Parties, but such approval is reversed or substantially modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, Hallwood Financial shall have no obligation to provide the New Merger Consideration and the parties to the Merger Agreement will agree to amend it further to provide for the Original Merger Consideration (and make such other amendments as are necessary to pursue stockholder approval of and consummate the transaction contemplated by such further amended merger agreement, as applicable, including, without limitation, an extension of the termination date of the Merger Agreement to provide a reasonable amount of time to obtain stockholder approval for the merger). Defendants agree that this Action and the efforts of Plaintiff’s Counsel caused the $3.00 per share increase in the Merger consideration. For purposes of this Settlement, a disallowance or reduction by the Court of the requested Plaintiff’s Incentive Award or the requested fees and/or expenses related to the Common Fund Recovery or an award, disallowance or reduction by the Court of the requested fees and/or expenses related to the Disclosure Benefit sought by Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Final Order and Judgment.

(b)

The Parties acknowledge that the Company revised the Preliminary Proxy to include, among other things, supplemental disclosures pursuant to alterations suggested by Plaintiff (which supplemental disclosures are set out in a blackline, dated January 15, 2014, sent to Plaintiff’s counsel) (the “Supplemental Disclosures”). Plaintiff’s counsel shall submit a separate application for an award of attorneys’ fees based on the Disclosure Benefit. Hallwood Financial agrees to pay any such award in the amount ordered by the Court, but otherwise reserves all of its rights to oppose any application for attorneys’ fees based on the Supplemental Disclosures. No other Defendant shall have any obligation to pay or bear any additional amounts, expenses, costs, damages or fees to or for the benefit of Plaintiff, any member of the Class, or any stockholder of the Company in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to Plaintiff or any members of the Class.

(c)	Plaintiff and Plaintiff’s counsel agree that the vote on the Merger can proceed using the disclosures in the Revised Preliminary Proxy, which included the Supplemental Disclosures. Defendants agree to make or cause the disclosures in the Final Proxy Statement in connection with the Merger to conform to the Revised Preliminary Proxy, including the Supplemental Disclosures.

(d)	Plaintiff’s claims on behalf of the Class shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits against Plaintiff, all members of the Class, the Company, and its stockholders, without costs (except as provided herein with respect to attorneys’ fees and expenses), subject to the terms and conditions set forth herein.

(e)	The Derivative Claims purportedly brought on behalf of the Company by Plaintiff shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits, subject to the terms and conditions set forth herein.

(f)	All Settled Claims (as defined in Paragraph 27 below) that could be asserted shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits, subject to the terms and conditions set forth herein.

(g)	As set out in paragraph 30, the Company, Hallwood Financial and/or their insurers solely shall bear all costs of providing such notice of this Settlement as is ordered by the Court.

(h)	All amounts awarded by the Court as Plaintiff’s Incentive Award and as attorney’s fees and expenses in connection with the Common Fund Recovery shall be paid to Plaintiff’s counsel simultaneously with the commencing of the issuance of the payment for the shares acquired in the Merger. Any such Plaintiff’s Incentive Award and fee award based on the Common Fund Recovery shall be paid from the Common Fund Recovery. All payments of Plaintiff’s Incentive Award, and to Plaintiff’s counsel, for fees and expenses awarded for the Common Fund Recovery and the Disclosure Benefit, shall be by wire transfer in immediately available funds to an account to be designated by Plaintiff’s Counsel in writing to Defendant Hallwood Financial’s Delaware Counsel.

(i)	Except as otherwise provided herein, and subject to and without waiving any of the individual Defendants’ advancement or indemnification rights, each party shall bear its own costs of this action including all costs associated with negotiating and implementing this Settlement.

REASONS FOR THE SETTLEMENT

24. Plaintiff states that prior to and throughout the duration of the Action, Plaintiff’s counsel conducted an investigation into the substance of all class and purported derivative claims asserted in the Action. This investigation, according to Plaintiff, included the analysis of approximately 1,900 pages of documents produced by Defendants, analysis of documents in Plaintiff’s possession, court filings and other documents referenced in the complaint, and analysis of applicable case law and other authorities. Based on this investigation, an analysis of applicable law, and the facts developed by their investigation, Plaintiff and his counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Plaintiff, the Company, the Company’s stockholders, and the Class as defined in Paragraph 18 of this Stipulation.

25. Plaintiff has entered into the Stipulation and Settlement after taking into account, among other things, what he believes are the substantial benefits to members of the Class and the Company from the Settlement, including the payment of the Common Fund Recovery to the Class and the Supplemental Disclosures. In entering into this Stipulation and Settlement, Plaintiff has also taken into account, among other things, the risks of continued litigation.

26. In entering into this Stipulation and Settlement, Defendants do not acknowledge that they engaged in any wrongdoing and specifically deny that they have engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, and deny liability of any kind to Plaintiff, the Class, the Company or any of its stockholders. Defendants have denied and continue to deny the allegations made in the Action and their entering into the Settlement is not an admission of any such wrongdoing. However, while maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against claims such as those alleged in the Action, to avoid the substantial burden, expense, risk, inconvenience, and distraction of continued litigation, including the risk of adversely affecting the Merger, the Defendants consider it desirable to fully and finally resolve the claims made against them. In light of this, Defendants have concluded that the Settlement is a fair and reasonable resolution and in the best interests of the Company.

RELEASES

27. Pursuant to Court of Chancery Rule 23 and Rule 23.1, for the good and valuable consideration set forth herein and conferred on Plaintiff, the Class, the Company, and its stockholders, any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, issues and disputes - whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent - that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to any claims arising under federal, state, foreign, statutory, regulatory, common or other law or rule), by or on behalf of Plaintiff, any member of the Class or the Company (collectively, the “Releasing Persons”) whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity against Defendants and/or any or all of their present or former officers, directors, employees, agents, attorneys, advisors, insurers, accountants, financial advisors, investment bankers, representatives, affiliates, parents, subsidiaries, family members, spouses, heirs, trusts, trustees, foundations, executors, personal representatives, estates, administrators, beneficiaries, distributees, predecessors, predecessors-in-interest, successors, successors-in-interest and assigns (collectively, “Released Persons”) that relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations or omissions or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to (i) the Proposed Transaction, (ii) any deliberations or negotiations in connection with the Proposed Transaction, including the process of deliberation or negotiation by each of the Company, Hallwood Financial, or any of the other Defendants, (iii) the consideration received by members of the Class in connection with the Proposed Transaction, (iv) the Schedule 14A, the Schedule 13E-3 or any other disclosures, SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Proposed Transaction, (v) investments in (including, but not limited to, purchases, sales, exercised of rights with respect to and decisions to hold) securities issued by the Company during the Class Period, (vi) the fiduciary duties of the Released Persons in connection with the Proposed Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending or settling the Action, except as expressly provided herein, (viii) the Derivative Claims, (ix) the allegations in any complaint or amendment thereto filed in the Action, and the prosecution and defense thereof, or (x) any deliberations, negotiations, representations, omissions or other conduct leading to the execution of this Stipulation (collectively, with the releases in the last sentence of this paragraph, the “Settled Claims”), are hereby fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice, subject to the terms and conditions set forth herein, provided, however, that the Settled Claims shall not include (i) any claims to enforce the Settlement; (ii) any claims to enforce the Final Order and Judgment; or (iii) any claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law (except that, if the Settlement is approved, no Hallwood stockholder can claim value related to or arising from the derivative claims that are being released, settled, and dismissed with prejudice hereby).

The Released Persons also release Plaintiff and his counsel (and any of their respective employees, agents, successors, successors-in-interest and assigns) from and for the Settled Claims (iii), (v), (vii), (ix) and (x) to the same extent and scope. Nothing herein shall waive and/or release any of the individual Defendants’ advancement or indemnification rights.

28. The Settled Claims extend to claims that the Releasing Persons do not know or suspect to exist at the time of the Stipulation, which if known, might have affected the decision to enter into the Stipulation, and Plaintiff and the Released Persons expressly waive and relinquish, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment, as defined beginning in Paragraph 33 of this Stipulation, shall have waived and relinquished, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiff and the Released Persons expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiff and the Released Persons acknowledge, and the Releasing Persons by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of Plaintiff and the Released Persons, and by operation of law the Releasing Persons, to completely, fully, finally and forever extinguish any and all Settled Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

SUBMISSION OF THE SETTLEMENT TO THE COURT

29. As soon as practicable after this Stipulation has been executed, the Parties will apply to the Court for the entry of an order in substantially the form attached hereto as Exhibit A (the “Scheduling Order”), providing, among other things, as follows:

(a)	That the proposed Notice of Pendency of Class and Derivative Action, Proposed Settlement of Class and Derivative Action, Settlement Hearing and Right to Appear in the form attached hereto as Exhibit B (the “Notice”) be approved and that the distribution and/or dissemination of the Notice substantially in the manner to be set forth in the proposed Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and of Rules 23 and 23.1 of the Court of Chancery.

(b)	That a final approval hearing (“Final Approval Hearing”) be held to (i) determine whether the Court should approve the Settlement pursuant to Court of Chancery Rules 23 and 23.1 as substantively and procedurally fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders, (ii) determine whether the Court should enter a Final Order and Judgment in the form attached hereto as Exhibit C, (iii) hear the applications of Plaintiff for an Incentive Award, and of counsel for Plaintiff and the Class for fees and expenses as discussed herein, and (iv) determine whether to issue an injunction against the prosecution of any of the Settled Claims pending further order of the Court, and (v) hear such other matters as the Court may deem necessary and appropriate.

NOTICE

30. The Company shall cause the Notice, as approved by the Court and substantially in the form attached hereto as Exhibit B, to be mailed to the Company’s stockholders and to members of the Class by first-class mail. The Company solely will assume administrative responsibility for and will pay the entire cost and expense related to preparing and disseminating the Notice.

APPLICATIONS FOR AN INCENTIVE AWARD FOR PLAINTIFF AND FOR

PLAINTIFF’S ATTORNEYS’ FEES

31. Plaintiff’s counsel intends to apply for an award of attorneys’ fees and expenses related to this Action. Plaintiff’s counsel shall make separate fee applications based on the Common Fund Recovery and the Disclosure Benefit. Any fee awarded by the Court based on the Common Fund Recovery shall be paid from the Common fund Recovery. After execution of this Stipulation, the Parties will confer to determine Defendants’ position as to any such application as to the Disclosure Benefit. Until agreement is reached as to that application, if any, Defendants reserve their right to oppose any application relating to the Disclosure Benefit made by Plaintiff’s counsel. While Plaintiff believes that Defendants have no standing with respect to any application relating to the Common Fund Recovery, Defendants are reserving any rights they may have with respect thereto.

32. Plaintiff’s counsel has advised Defendants’ counsel that Plaintiff intends to apply to the Court for an incentive fee in the amount of $15,000, and Defendants reserve any rights they may have to oppose such application.

FINAL ORDER AND JUDGMENT

33. If the Court approves the Settlement provided for herein, the Parties will ask the Court to enter a Final Order and Judgment, substantially in the form attached hereto as Exhibit C.

34. The obligations of Defendants under this Stipulation, including but not limited to the obligations under Paragraph 23, other than the Company’s obligation to cause Notice to the Class and the Company’s stockholders to be provided, and to pay all costs incurred in connection with providing Notice to the Class and the Company’s stockholders, are conditioned upon (i) the Court finally certifying the Class, (ii) Final Court Approval, as defined below, and (iii) the Court entering a Final Order and Judgment substantially in the form attached hereto as Exhibit C. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the release of the Settled Claims, and the other obligations of Plaintiff and Defendants under the Settlement (except with respect to the payment of an Incentive Award or attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from the Court’s entry of the Final Order and Judgment if such appeal relates solely to the issue of an Incentive Award or Plaintiff’s counsel’s application for an award of attorneys’ fees, respectively. As used in this Stipulation, “Final Court Approval” shall mean that the Court has entered the Final Order and Judgment approving the Settlement in accordance with the Stipulation, including the releases contained herein, and such Final Order and Judgment has been finally affirmed on appeal or is no longer subject to appeal or review.

35. In the event that: (i) the Court declines, in any respect (except for an allowance, disallowance or reduction of the Incentive Award sought by Plaintiff or of the fees and/or expenses sought by Plaintiff’s counsel), to enter the Final Order and Judgment provided for above in substantially the form attached hereto (or with the consent of the Parties hereto, to enter another form of final order and judgment in lieu thereof); (ii) the Court disapproves the Settlement proposed herein, including any amendments thereto agreed upon by all of the Parties; or (iii) the Court approves the Settlement proposed herein or any amendment thereto approved by all of the Parties, but such approval is reversed or substantially modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, this Stipulation, the Settlement proposed herein (including any amendments hereof), any actions taken or to be taken with respect to the Settlement proposed herein, and the Final Order and Judgment to be entered shall be of no further force or effect and shall be null and void, and without prejudice to any of the parties hereto, who shall be restored in all respects to their respective positions existing immediately prior to the execution of this Stipulation; provided, however, that (1) any amendment to the Merger Agreement entered into by the parties thereto shall remain in effect in accordance with its terms notwithstanding the foregoing provisions of this Paragraph 35, and (2) counsel for each of the Parties, within ten (10) business days from receipt of such ruling or event, may agree in writing with counsel for the other Parties to proceed with this Stipulation and Settlement, including only with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree. For purposes of this provision, an intent to proceed shall not be valid unless it is expressed in a signed writing. For purposes of this provision, an award, disallowance or reduction by the Court of the fees and/or expenses sought by either Plaintiff or Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Final Order and Judgment.

36. Neither this Stipulation nor any documents prepared nor proceedings taken in accordance with the terms set forth herein shall be construed as or deemed to be evidence, or any admission or concession, either (i) on the part of Plaintiff, of the lack of merit of the Action, or (ii) on the part of the Defendants, or any of them, of any liability or wrongdoing whatsoever, which is hereby expressly denied and disclaimed by Defendants. Neither this Stipulation, nor the fact of its execution, nor any of its provisions, shall be offered or received in evidence in any action or proceeding of any nature, or otherwise referred to or used in any manner in any court or other tribunal, except in a proceeding arguing that it has res judicata, collateral estoppel or other issue or claim preclusion effect, or to enforce the terms hereof, including any application for attorneys’ fees and expenses.

37. Pending Court approval of the Settlement, the Parties agree to stay any discovery in the Action, and to stay any and all other proceedings other than those incident to the Settlement itself. Subject to the Order of the Court, pending final determination of whether the Settlement provided for in this Stipulation should be approved, Plaintiff, members of the Class, the Company’s stockholders, the Defendants, or any of them, are barred and enjoined from instituting, commencing, prosecuting, participating in or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, asserting any claims that are or would be subject to the release and dismissal contemplated by the Settlement against any of the Released Persons in any court prior to final Court approval of the Settlement. If any such claims are asserted, Plaintiff or Defendants shall join, if requested by Plaintiff or any of the Defendants, in any motion to dismiss or stay such proceedings and otherwise shall use their best efforts to cooperate with Defendants or Plaintiff to effect a withdrawal or dismissal of such claims.

38. The administration of the Settlement and final decision as to all disputed questions of law and fact shall be under the authority of the Court.

39. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation where such extensions are of deadlines imposed by the Parties, not the Court.

40. This Settlement shall be binding upon and shall inure to the benefit of the Parties, the Class, the Company and the Company’s stockholders (and, in the case of the releases, all Released Persons) and the respective legal representatives, heirs, executors, administrators, transferees, successors and assigns of all such foregoing persons and upon any corporation, partnership, or other entity into or with which any party may merge or consolidate.

41. By signing this Stipulation, counsel represent and warrant that they have authority to act on behalf of the parties hereto that they represent.

42. All of the exhibits attached hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

43. The headings herein are used for convenience only and are not meant to have legal effect.

44. Notwithstanding anything to the contrary herein, to the extent permitted by law, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information shall survive this Stipulation.

45. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

46. This Stipulation constitutes the entire agreement among the Parties and supersedes any prior agreements among the Parties with respect to the subject matter hereof and supersedes all written or oral communications, agreements or understandings that may have existed prior to the execution of this Stipulation. No representations, warranties or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents. This Stipulation may be amended or any of its provisions waived only by a writing executed by all the Parties hereto.

47. This Stipulation may be executed in any number of counterparts, all of which shall be considered one and the same instrument, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties. Signed signature pages of this Stipulation may be delivered by electronic or facsimile transmission, which will constitute complete delivery without any necessity for delivery of originally signed signature pages in order for this to constitute a binding agreement.

48. Plaintiff and Plaintiff’s counsel represent and warrant that (i) Plaintiff is a member of the Class and a Company stockholder, and (ii) none of Plaintiff’s claims or causes of action in the Action, or any claims Plaintiff could have alleged, have been assigned, encumbered or in any manner transferred in whole or in part.

49. The Parties represent and agree that the terms of this Stipulation and the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

50. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

51. Counsel to the Parties signing this Stipulation respectively represent and warrant that they have read this Stipulation.

52. The Parties and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Court required by this Stipulation (including but not limited to, using their best efforts to resolve any objections to the Settlement), except that Defendants reserve all rights to oppose any application by Plaintiff for attorneys’ fees based on the Supplemental Disclosures.

53. Except for attorney notes and work product, pleadings, and other Court submissions, Plaintiff and Plaintiff’s counsel agree to destroy or to return to Defendants all Discovery Material (as defined in the Stipulation and Order for the Production and Exchange of Confidential Information) provided by Defendants in connection with the Action within thirty (30) days after satisfaction of the conditions to the Settlement. The Parties agree to submit to the Delaware Court of Chancery any dispute concerning the return or destruction of Discovery Material.

54. This Stipulation, the Settlement and any dispute arising out of or relating in any way to this Stipulation or the Settlement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to conflict of laws principles. Each of the Parties (a) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Stipulation, (b) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees not to bring any other action or proceeding arising out of or relating to this Stipulation and (e) expressly waives, and agrees not to plead or to make any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this Paragraph. Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other party with respect to any action or proceeding, including an appeal thereof. Each of the Parties further consents and agrees that process in any suit, action or proceeding may be served on such party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and in the case of Plaintiff by giving such written notice to Wilks, Lukoff & Bracegirdle, LLC, Attention R. Bruce McNew, 1300 N. Grant Avenue, Suite 1000, Wilmington, DE, 19808.

55. The existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action, shall not be deemed a presumption, a concession or admission by any of the Parties of any fault, liability or wrongdoing as to any facts, claims or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the Settled Claims, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding (except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement), whether civil, criminal or administrative, for any purpose other than as provided expressly herein.

56. Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiff, the Class, the Company, the Company’s stockholders, or anyone else. Defendants state that they are entering into this Settlement solely because it will eliminate the uncertainty, distraction, burden and expense of litigation and finally put to rest and terminate all the claims which were or could have been asserted against Defendants in the Action.

IN WITNESS WHEREOF, the parties have executed this Stipulation effective as of February 7, 2014.

WILKS LUKOFF & BRACEGIRDLE LLC		POTTER ANDERSON & CORROON LLP

By:	/s/ R. Bruce McNew	By:	/s/ Matthew E. Fischer
R. Bruce McNew, Esq. (#967) Andrea Schoch Brooks (#5064) 1300 N. Grant Avenue, Suite 100 Wilmington, DE 19808 Tel: (302) 225-0850 Fax: (302) 225-0024 Attorney for Plaintiff

Stephen C. Norman (# 2686)

Matthew E. Fischer (# 3092)

Justin H. Morse (# 5367)

Hercules Plaza

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

302 984 6038 Direct Dial

302 778 6038 Fax

Attorneys for Defendants Hallwood Financial Limited, HFL Merger Corporation, and Anthony Gumbiner

PRICKETT, JONES & ELLIOTT, P.A.

		By:	/s/ Bruce E. Jameson
Bruce E. Jameson (# 2931) 1310 King Street P.O. Box 1328 Wilmington, DE 19899 (302) 888-6500
Attorneys for Defendant The Hallwood Group Incorporated OF COUNSEL: K&L GATES LLP Peter N. Flocos Joanna A. Diakos 599 Lexington Avenue New York, New York 10022 (212) 536-3900 (212) 536-3901 Fax

ABRAMS & BAYLISS LLP

By:	/s/ A. Thompson Bayliss
A. Thompson Bayliss (# 4379) 20 Montchanin Road, Suite 200 Wilmington, Delaware 19807 Tel: (302) 778-1000
Attorneys for Defendants Charles A. Crocco, Jr., Amy H. Feldman, and Michael R. Powers OF COUNSEL: WICK PHILLIPS Bryan J. Wick 2100 Ross Avenue, Suite 950 Dallas, Texas 75201 (214) 740-4032

Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Gary L. Sample,

Plaintiff, individually and on behalf of a Class of other similarly situated shareholders, or in the alternative, derivatively on behalf of The Hallwood Group Incorporated

v.

Anthony J Gumbiner, Charles A. Crocco, Jr., Amy H. Feldman, Michael R. Powers, Hallwood Financial Limited, and HFL Merger Corporation,

Defendants, and

The Hallwood Group Incorporated,

Defendant, or in the alternative, Nominal Defendant.

Civil Action No. 8833-VCN CLASS ACTION

SCHEDULING ORDER

The Parties having made application, pursuant to Court of Chancery Rules 23(e) and 23.1, for an Order approving the settlement (the “Settlement”) of the above-captioned class and, in the alternative, derivative action (the “Action”) in accordance with a Stipulation Of Settlement dated February 7, 2014 (the “Stipulation”), which (along with the defined terms therein) is incorporated herein by reference and which, together with the accompanying documents, sets forth the terms and conditions for the proposed Settlement of the Action and for a Final Order and Judgment dismissing Plaintiff’s claims in the Action with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the accompanying documents; and all parties having consented to the entry of this Order;

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IT IS HEREBY ORDERED this          day of                         , 2014 that:

1. For purposes of the Settlement only, and preliminarily for purposes of this Order, the Action shall be maintained and proceed as a class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), without opt-out rights, by Plaintiff on behalf of all persons or entities who were record holders or beneficial owners of common stock of The Hallwood Group Incorporated (“Hallwood” or the “Company”) at any time between and including November 6, 2012 through and including the date of the Transaction (as defined in the Stipulation) pursuant to the terms of the Merger Agreement (regardless of the date of purchase or sale of Company common stock) (the “Class Period”), including their successors, successors-in-interest, predecessors, predecessors-in-interest, agents, representatives, trustees, executors, administrators, heirs, beneficiaries, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, excluding, however, Defendants, their subsidiary companies, affiliates, and members of their immediate families (the “Class”).

2. To the extent the Action raises derivative claims on behalf of Hallwood filed pursuant to Chancery Court Rule 23.1, the Settlement reflected in the Stipulation will, among other things, effect a dismissal of such claims with prejudice and on the merits against Plaintiff, all members of the Class, the Company, and its stockholders.

3. A hearing (the “Final Approval Hearing”) shall be held before the Court on             , at                .m., at the Kent County Courthouse, 38 The Green, Dover, DE 19901, to determine whether the Court should (i) certify the Action as a class action on behalf of the Class, (ii) determine whether Plaintiff and his counsel have adequately represented the interests of Hallwood and its stockholders, (iii) approve the Settlement pursuant to Court of Chancery Rules 23 and 23.1 as substantively and procedurally fair, reasonable, adequate and in the best interests of the Class, the Company and its

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stockholders, (iv) enter a Final Order and Judgment in the form attached as Exhibit C to the Stipulation dismissing the class and derivative claims asserted in the Action on the merits and with prejudice as against the named Plaintiff, the Class and current Hallwood stockholders, (v) grant any application of counsel for Plaintiff for fees and expenses, and any application of Plaintiff for an incentive award, and (vi) hear such other matters as the Court may deem necessary and appropriate. The Court may adjourn or continue the Final Approval Hearing (including consideration of the applications of Plaintiff’s counsel for an award of attorneys’ fees and expenses and of Plaintiff for an incentive award) without further notice.

4. The Court approves, in form and content, the Notice of Pendency of Class and Derivative Action, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”), attached as Exhibit B to the Stipulation and finds that the mailing of the Notice constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and of Rules 23 and 23.1 of the Court of Chancery.

(a) On or before             , 2014, Hallwood shall cause a copy of the Notice to be mailed by first-class mail to all record holders of Hallwood common stock between and including November 6, 2012, through and including the date of entry of this order. All record holders who receive copies of the Notice and who are not also the beneficial owners of the shares of Hallwood stock held by them of record are requested to forward the Notice to the beneficial owners of those shares. Hallwood shall use reasonable efforts to give notice to beneficial owners of Hallwood stock by making additional copies of the Notice available to any record holder requesting the same for the

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purpose of distribution to beneficial owners, or by mailing copies to beneficial owners whose names and addresses are received from record owners. Hallwood will assume administrative responsibility for and will pay the entire cost and expense related to preparing and disseminating the Notice.

(b) At least ten (10) days before the Final Approval Hearing provided for in Paragraph 3 of this Order, Hallwood shall file proof, by affidavit, of the mailings referred to in paragraph 4(a).

5. Any member of the Class who objects to the: (i) Settlement, (ii) class action determination, (iii) adequacy of representation by Plaintiff and Plaintiff’s counsel, (iv) dismissal of the Settled Claims (as defined in the Stipulation), (v) judgments to be entered with respect thereto, (vi) the incentive award or fee applications, and/or (vii) who otherwise wishes to be heard, may appear personally or by counsel at the Final Approval Hearing and present evidence or argument that may be proper and relevant; provided, however, that no member of the Class or Hallwood stockholder may be heard and no papers or briefs submitted by or on behalf any member of the Class or Hallwood stockholder shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten (10) calendar days before the Final Approval Hearing, copies of (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person’s specific objections to any matter before the Court; (c) a written statement certifying that the objector is either a member of the Class or a current Hallwood stockholder, together with a list of all transactions in Hallwood common stock during the Class Period; (d) the grounds for such objections and any reasons

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for such person’s desiring to appear and be heard; and (e) all documents and writings such person desires the Court to consider, shall be served by facsimile or by hand or overnight mail upon the following counsel:

Counsel for Plaintiff:

R. Bruce McNew, Esquire

WILKS LUKOFF & BRACEGIRDLE LLC

1300 N. Grant Avenue, Suite 100

Wilmington, DE 19808

(302) 225-0850 (telephone)

(302) 225-0024 (facsimile)

Counsel for Defendants Hallwood Financial Limited, HFL Merger Corporation,

and Anthony Gumbiner:

Matthew Fischer, Esquire

POTTER ANDERSON & CORROON LLP

Hercules Plaza

P.O. Box 951

Wilmington, DE 19899

(302) 984-6000 (telephone)

(302) 658-1192 (facsimile)

Counsel for Defendants Charles A. Crocco, Jr., Amy H. Feldman, and

Michael R. Powers:

A. Thompson Bayliss, Esquire

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000 (telephone)

(302) 778-1001 (facsimile)

Counsel for Defendant The Hallwood Group Incorporated:

Bruce E. Jameson, Esquire

PRICKETT, JONES & ELLIOTT, P.A.

1310 King Street

P.O. Box 1328

Wilmington, DE 19899

(302) 888-6532 (telephone)

(302) 658-8111 (facsimile)

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and then filed with the Court of Chancery. Unless the Court otherwise directs, no member of the Class or Hallwood stockholder shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the class action determination, the adequacy of the representation of the Class, the Company and its stockholders by Plaintiff and Plaintiff’s counsel, or any incentive award or award of attorneys’ fees, or otherwise to be heard, except by first serving and filing written objections as described above.

6. The Court may consider an objector’s papers even if that objector does not attend the Final Approval Hearing. Any person who fails to object in the manner provided above shall be deemed to have waived his, her, or its objection and shall forever be barred from making any such objection in this Action or in any other action or proceeding.

7. If the Court approves the Settlement provided for in the Stipulation following the Final Approval Hearing, judgment shall be entered substantially in the form attached as Exhibit C to the Stipulation.

8. In the event that: (i) the Court declines, in any respect (except for an allowance, disallowance or reduction of the incentive award sought by Plaintiff or of the fees and/or expenses sought by Plaintiff’s counsel), to enter the Final Order and Judgment in substantially the form attached to the Stipulation (or with the consent of the parties to the Stipulation, to enter another form of final order and judgment in lieu thereof); (ii) the Court disapproves the Settlement proposed in the Stipulation, including any amendments thereto agreed upon by all of the parties to the Stipulation; or (iii) the Court approves the Settlement proposed in the Stipulation or any amendment thereto approved by all of the parties to the Stipulation, but such approval is reversed or

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substantially modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, the Stipulation, the Settlement proposed therein (including any amendments thereof), any actions taken or to be taken with respect to the Settlement proposed in the Stipulation, and the Final Order and Judgment to be entered shall be of no further force or effect and shall be null and void, and without prejudice to any of the parties to the Stipulation, who shall be restored in all respects to their respective positions existing immediately prior to the execution of the Stipulation; provided, however, that (1) any amendment to the Merger Agreement entered into by the parties thereto shall remain in effect in accordance with its terms notwithstanding the foregoing provisions of this Paragraph 8, and (2) counsel for each of the Parties, within ten (10) business days from receipt of such ruling or event, may agree in writing with counsel for the other Parties to proceed with the Stipulation and Settlement, including only with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree. For purposes of this provision, an intent to proceed shall not be valid unless it is expressed in a signed writing. For purposes of this provision, an award, disallowance or reduction by the Court of the incentive award sought by Plaintiff or the fees and/or expenses sought by either Plaintiff or Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Final Order and Judgment.

9. The Court reserves the right to approve the Stipulation and the Settlement with modifications and without further notice to members of the Class, and retains jurisdiction over this Action to consider all further applications arising out of or connected with the proposed Settlement. Further, the Court may render its final judgment dismissing the Action and the Releasing Persons’ Claims with prejudice (as provided in the Stipulation), approving releases by Plaintiff and the Class of claims against the Released Persons, and ordering the payment of attorneys’ fees and expenses, all without further notice.

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10. Pending Court approval of the Settlement, the parties agree to stay any discovery in the Action, and to stay any and all other proceedings other than those incident to the Settlement itself. Subject to the Order of the Court, pending final determination of whether the Settlement provided for in the Stipulation should be approved, Plaintiff, members of the Class, the Company’s stockholders, the Defendants, or any of them, are barred and enjoined from instituting, commencing, prosecuting, participating in or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, asserting any claims that are or would be subject to the release and dismissal contemplated by the Settlement against any of the Released Persons (as defined in the Stipulation) in any court prior to final Court approval of the Settlement. If any such claims are asserted, Plaintiff or Defendants shall join, if requested by Plaintiff or any of the Defendants, in any motion to dismiss or stay such proceedings and otherwise shall use their best efforts to cooperate with Defendants or Plaintiff to effect a withdrawal or dismissal of such claims.

11. The existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Action, shall not be deemed a presumption, a concession or admission by any of the parties of any fault, liability or wrongdoing as to any facts, claims or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the Settled Claims (as defined in the Stipulation), or any other action or proceeding, and

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shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding (except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement), whether civil, criminal or administrative, for any purpose other than as provided expressly herein.

12. Plaintiff shall file his opening brief in support of the proposed Settlement and any fee application at least 20 (twenty) calendar days before the Final Approval Hearing. Defendants shall file any brief opposing Plaintiff’s fee application at least 10 (ten) calendar days before the Final Approval Hearing. Plaintiff shall file any reply brief within 5 (five) business days after Defendants’ opposition brief.

Vice Chancellor Noble

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Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Gary L. Sample,

Plaintiff, individually and on behalf of a Class of other similarly situated shareholders, or in the alternative, derivatively on behalf of The Hallwood Group Incorporated

v.

Anthony J Gumbiner, Charles A. Crocco, Jr., Amy H. Feldman, Michael R. Powers, Hallwood Financial Limited, and HFL Merger Corporation,

Defendants, and

The Hallwood Group Incorporated,

Defendant, or in the alternative, Nominal Defendant.

Civil Action No. 8833-VCN CLASS ACTION

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

DERIVATIVE CLAIMS

TO:	ALL CURRENT RECORD OR BENEFICIAL HOLDERS OF THE HALLWOOD GROUP INCORPORATED COMMON STOCK.

CLASS CLAIMS

TO:	ALL PERSONS OR ENTITIES WHO WERE RECORD HOLDERS OR BENEFICIAL OWNERS OF THE HALLWOOD GROUP INCORPORATED COMMON STOCK AT ANY TIME BETWEEN AND INCLUDING NOVEMBER 6, 2012 THROUGH AND INCLUDING THE DATE OF THE CLOSING OF THE TRANSACTION (AS DEFINED BELOW) PURSUANT TO THE TERMS OF THE MERGER AGREEMENT (AS DEFINED BELOW) (REGARDLESS OF THE DATE OF PURCHASE OR SALE OF THE HALLWOOD GROUP INCORPORATED STOCK).

PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS (AS DEFINED BELOW).

IF YOU HOLD SHARES OF THE HALLWOOD GROUP INCORPORATED STOCK FOR THE BENEFIT OF OTHERS, PLEASE READ THE SECTION BELOW ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS” AND PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNERS.

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THE PURPOSE OF THIS NOTICE

1. The purpose of this Notice is to inform you, pursuant to Rules 23 and 23.1 of the Court of Chancery of the State of Delaware (the “Court” or “Court of Chancery”), and Order of the Vice Chancellor of the Court dated                 , 2014 of a proposed settlement (the “Settlement”), as provided for in the Stipulation Of Settlement, dated as of                 , 2014 (the “Stipulation”) in the above-captioned class and, in the alternative, derivative action (the “Action”), the Court’s preliminary certification of a Class (as defined below), and of your right to participate in a hearing to be held before the Court, on                 , at                      .m., (the “Final Approval Hearing”) at the Kent County Courthouse, 38 The Green, Dover, DE 19901. Pursuant to the Settlement, Gary Sample (the “Plaintiff”), on his behalf and on behalf of all members of the Class (as defined below), have agreed to dismiss with prejudice their claims against Anthony Gumbiner (“Gumbiner”), Charles Crocco (“Crocco”), Amy Feldman (“Feldman”), Michael Powers (“Powers”), The Hallwood Group Incorporated (“Hallwood” or the “Company”), Hallwood Financial Limited (“Hallwood Financial”), and HFL Merger Corporation (“HFL Merger”) (collectively, the “Defendants”), which relate to the sale of the Company to Hallwood Financial and HFL Merger for $10.00 per share in cash. In consideration of the Settlement, Defendants have amended the previously announced agreement and plan of merger dated , 2013 (the “Merger Agreement”) among the Company, Hallwood Financial and HFL Merger.

2. The purpose of the Final Approval Hearing is to determine: (a) whether the Court should certify the Action as a class action on behalf of all persons or entities who were record holders or beneficial owners of The Hallwood Group Incorporated common stock at any time between and including November 6, 2012 through and including the date of the closing of

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the Transaction (as defined below) pursuant to the terms of the Merger Agreement (regardless of the date of purchase or sale of Company common stock) (the “Class Period”), including their successors, successors-in-interest, predecessors, predecessors-in-interest, agents, representatives, trustees, executors, administrators, heirs, beneficiaries, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, excluding, however, Defendants, their subsidiary companies, affiliates, and members of their immediate families (the “Class”); (b) whether the Plaintiff and his counsel have adequately represented the interests of the Company and its stockholders; (c) whether the Court should approve the Settlement pursuant to Court of Chancery Rules 23 and 23.1 as substantively and procedurally fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders; (d) whether the Court should enter a Final Order and Judgment dismissing the class and derivative claims asserted in the Action on the merits and with prejudice as against the named Plaintiff, the Class and current Hallwood stockholders; (e) if the Court approves the Settlement and enters the Final Order and Judgment, whether the Court should grant the applications of Plaintiff for an Incentive Award, and of Plaintiff’s counsel for an award of attorneys’ fees and expenses; and (f) such other matters as the Court may deem necessary and appropriate.

3. The Court has determined that, for purposes of the Settlement only, the class action shall be temporarily maintained as a class action under Court of Chancery Rules 23(a), 23(b)(1) and (b)(2) on behalf of the Class.

4. This Notice describes the rights you may have under the Settlement and what steps you may take in relation to the Settlement.

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5. The Court may adjourn or continue the Final Approval Hearing without further notice. The Court may also approve the Settlement with or without modifications, enter its Judgment dismissing the Action on the merits and with prejudice, and approve the payment of attorneys’ fees and expenses without further notice.

6. If you are a member of the Class (a “Class Member”), you will be bound by any judgment entered in the Action whether or not you actually receive this Notice. You may not opt out of the Class.

THIS NOTICE SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP

ON BEHALF OF OTHERS

7. Brokerage firms, banks and/or other persons or entities who held shares of Hallwood Common stock at any time between and including November 6, 2012 and the date of this Notice for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to [            ].

BACKGROUND AND DESCRIPTION OF THE LITIGATION

8. On November 6, 2012, Gumbiner sent a letter (the “Proposal Letter”) to the Board of Directors of the Company (the “Board”) setting forth a proposal from Hallwood Financial Limited to acquire all of the outstanding shares of the Company’s common stock that were not already beneficially owned by Hallwood Financial at a cash purchase price of $10.00 per share

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(the “Proposed Transaction”). The Proposal Letter specified that the Proposed Transaction would be in the form of a merger of the Company with a new acquisition vehicle that Hallwood Financial would form, HFL Merger. The Proposal Letter also specified that the Proposed Transaction would be governed by a merger agreement providing for a non-waivable condition requiring the approval of a majority of the shares of the Company that are not directly or indirectly owned by Hallwood Financial, and that it was expected that the Board would establish a special committee of independent directors to consider the Proposed Transaction on behalf of the Company’s public stockholders and to make a recommendation to the full Board.

9. On November 7, 2012, in response to the Proposal Letter, the Board formed a special committee (the “Special Committee”) of directors for the purposes of negotiating the Proposed Transaction on behalf of the Company’s minority, public and unaffiliated stockholders on an arm’s length basis against Hallwood Financial, consisting of Crocco, Feldman, and Powers, who are asserted by Defendants to be independent directors. The Board resolution authorizing the Special Committee provided that the Special Committee:

shall have the power and authority to (1) consider whether or not it is in the best interests of the Company and the holders of the common stock of the Company to proceed with the [Proposed Transaction] and/or engage in discussions and/or negotiations relating thereto, (2) consider and review potential alternative transactions, (3) reject the [Proposed Transaction] if it determines it is not fair to or otherwise not in the best interests of the Company and the holders of the common stock of the Company, (4) consult with and/or advise management, on behalf of the Board of Directors, in connection with discussions and/or negotiations concerning potential terms and conditions of the [Proposed Transaction], (5) consider such other matters as may be requested by the Board of Directors from time to time or as otherwise deemed appropriate by the Committee, (6) make any recommendations to the Board of Directors concerning any of the foregoing matters that the Committee deems appropriate, including recommendations with respect to any matters requested by the Board of Directors and (7) to the extent permitted by applicable law, take any action with respect to the foregoing matters which the Board of Directors is permitted to take.

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10. On November 9, 2012, the Company issued a press release announcing the Company’s receipt of the Proposal Letter and the Board’s formation of the Special Committee. The Company filed a copy of such press release with the United States Securities and Exchange commission (the “SEC”) as an exhibit to a Form 8-K on the same day.

11. Thereafter, the Special Committee retained its own financial and legal advisors and met several times to evaluate and consider the Proposed Transaction. The Special Committee and its advisors also reviewed and obtained changes to the draft merger agreement for the Proposed Transaction. On June 4, 2013, the Special Committee, after receiving presentations from its financial and legal advisors, unanimously concluded that the Proposed Transaction was substantively and procedurally fair to the Company’s minority and unaffiliated stockholders and determined to recommend that the Board approve the Proposed Transaction and the entry into and execution of a final Agreement and Plan of Merger (the “Merger Agreement”) (and any other document deemed necessary or advisable in connection with the Proposed Transaction) and to recommend that the Board recommend the same to the Company’s stockholders. Also on June 4, 2013, the Board (consisting of Mr. Crocco, Ms. Feldman, and Mr. Powers, with Mr. Gumbiner not participating), upon the recommendation of the Special Committee, agreed with the Special Committee that the Proposed Transaction, as contemplated by the Merger Agreement, was advisable and in the best interests of the Company and its minority stockholders and approved the Merger Agreement and recommended the Merger Agreement to the Company’s stockholders for their approval and adoption.

12. On June 5, 2013, Hallwood announced that it had entered into the Merger Agreement with Hallwood Financial and HFL Merger, pursuant to which HFL Merger would merge with and into Hallwood, with Hallwood continuing as the surviving corporation and as a wholly-owned subsidiary of Hallwood Financial (the “Transaction”).

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13. Also on June 5, 2013, Hallwood filed a Form 8-K attaching a copy of the Merger Agreement, along with a press release announcing the Merger Agreement.

14. On August 23, 2013, Plaintiff Sample commenced the Action in the Court of Chancery asserting purported class and derivative claims against Defendants Gumbiner, Crocco, Feldman, Powers, Hallwood Financial, HFL Merger, and Hallwood (the Defendants and Plaintiff are collectively referred to as the “Parties”).

15. In part, the Action purported to be a class action on behalf of the Company’s minority stockholders. Plaintiff alleged that all defendants other than HFL Merger breached fiduciary duties to the Class in connection with the Transaction as a consequence of an allegedly unfair merger process and an allegedly unfair merger price. The complaint also alleged that HFL Merger aided and abetted these claimed breaches of fiduciary duty.

16. The Action also purported, in the alternative, to be a derivative action alleging claims on behalf of the Company for alleged liability of Mr. Gumbiner and Mr. Crocco arising from various matters relating to Hallwood Energy, LP (“Hallwood Energy”) and affiliates, including the resulting costs and liabilities imposed on the Company, as adjudicated in Hallwood Energy’s Chapter 11 bankruptcy court proceedings, and as more fully set out in the opinions in those proceedings and the appeals therefrom (the “Derivative Claims”). In connection with these actions, Hallwood faced claims for breach of contract, fraud and tortious interference with contract. The Bankruptcy Court for the Northern District of Texas ruled that the Company had to pay $24 million in damages for these claims. In re Hallwood Energy, L.P., No. 09-31253-SGJ-11 (Bankr. N.D. Tex. July 25, 2011). Plaintiff alleged that Gumbiner and Crocco participated in the wrongful conduct leading to these claims, and that they are liable to the Company as a result

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of the Bankruptcy Court’s ruling. Plaintiff also alleged that the value of these Derivative Claims was not reflected in the merger consideration to be provided in the Transaction. Plaintiff alleged that the price of the Transaction failed to reflect the true value of the minority stockholders’ interest in the Company.

17. In his Complaint, Plaintiff sought an order from the Court (i) certifying the Action as a class action, (ii) finding that the defendants other than HFL Merger breached fiduciary duties to Plaintiff and the Class, and that HFL Merger aided and abetted those breaches, (iii) finding that those breaches proximately caused Plaintiff and the Class damage in an amount subject to proof at trial, (iv) awarding Plaintiff and the Class any damages that are proven at trial, (v) alternatively, finding that the Action was properly brought as a derivative action and that demand on the Board was excused as to the claims asserted, (vi) alternatively, awarding the Company such damages as proven at trial with respect to the derivative claims, (vii) awarding Plaintiff his costs and expenses in connection with the Action, including expert and attorney’s fees, and (viii) awarding such further and other relief as the Court deemed just and appropriate.

18. On November 14, 2013, Hallwood filed a Preliminary Proxy Statement on Schedule 14A with the SEC (the “Preliminary Proxy”).

19. On November 15, 2013, Hallwood, Hallwood Financial, HFL Merger, and Mr. Gumbiner jointly filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with the SEC.

20. On November 20, 2013, the Parties entered into, and submitted to the Court, a Stipulation and [Proposed] Order For The Production And Exchange Of Confidential Information (the “Confidentiality Stipulation”). The Court entered the Confidentiality Stipulation on November 21, 2013. Subject to the terms of the Confidentiality Stipulation, Defendants produced documents to Plaintiff, which Plaintiff and Plaintiff’s counsel subsequently reviewed.

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21. On December 13, 2013, the Company received a letter from the SEC providing comments to the Preliminary Proxy, as well as the Schedule 13E-3.

22. From shortly after the filing of the Preliminary Proxy until early January 2014, counsel to the parties met and conferred regarding the sufficiency of the disclosures set forth in the Preliminary Proxy. Based on his independent investigation, including review of documents produced by Defendants, Plaintiff provided Defendants with a markup of the Preliminary Proxy showing Plaintiff’s suggested revisions to the disclosures contained therein. Counsel thereafter engaged in discussions regarding Plaintiff’s proposed revisions to the Preliminary Proxy. Following such discussions, Hallwood agreed to revise the Preliminary Proxy in accordance with certain of Plaintiff’s comments.

23. On January 16, 2013, Hallwood filed an amendment to the Preliminary Proxy with the SEC (the “Revised Preliminary Proxy”), reflecting some of Plaintiff’s suggested revisions and responding to the comments received from the SEC.

24. At the same time that the parties pursued negotiations regarding the disclosures in the Preliminary Proxy, counsel to the parties met and conferred regarding Plaintiff’s assertion that the consideration offered in the Transaction, in the amount of $10 per share (the “Original Merger Consideration”), was unfair and did not reflect the true value of the Company and all of its assets, including, specifically, the value of the Derivative Claims. Following additional negotiations in late December 2013 and January 2014, the Parties agreed to the settlement of all of Plaintiff’s class and derivative claims on the basis of a $3 per share increase in the merger consideration to be paid to the Class (the “Common Fund Recovery”), less any incentive payment awarded by the Court to Plaintiff (“Plaintiff’s Incentive Award”) and less any fee and expense payment awarded by the Court to Plaintiff’s counsel arising from the Common Fund

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Recovery, in connection with the Court’s consideration and approval of the Settlement and any fee applications made by Plaintiff’s counsel, all of which would be subject to Court approval pursuant to Court of Chancery Rules 23 and 23.1. Hallwood Financial agreed to be responsible for and to pay any fee and expense payment awarded by the Court to Plaintiff’s counsel arising from the changes and additions to the disclosures described in paragraph 21 (the “Disclosure Benefit”). Hallwood Financial states that it has agreed to such increase in the merger consideration to avoid the burden, distraction and additional cost of litigation and such increase does not indicate its determination of the value of the Company. The Special Committee, while not changing its original determination that the Transaction contemplated by the Merger Agreement is substantively and procedurally fair to the Company’s minority and unaffiliated stockholders, accepted the Common Fund Recovery as an additional benefit to such stockholders.

SUMMARY OF THE SETTLEMENT TERMS

25. In consideration for the full settlement and dismissal with prejudice of all claims, including all class and derivative claims that were made or could have been made in the Action (and the releases provided in the Stipulation), that would come with Final Court Approval (as defined below) of this Settlement, and as a result of Plaintiff’s efforts, the Parties agreed that:

(a)

The parties to the Merger Agreement would amend it to provide that the consideration to be paid in the Transaction shall be $13 per share minus a pro-rata deduction reflecting Plaintiff’s Incentive Award, if any, and the fee awarded to Plaintiff’s counsel, if any, based on the Common Fund Recovery, provided however, in the event that: (i) the Court declines, in any respect (except for a disallowance or reduction of the requested Plaintiff’s Incentive Award or

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the requested award of fees and/or expenses sought by Plaintiff’s counsel), to enter the Final Order and Judgment in substantially the form attached to the Stipulation (or with the consent of the Parties, to enter another form of final order and judgment in lieu thereof); (ii) the Court disapproves the Settlement proposed in the Stipulation, including any amendments thereto agreed upon by all of the Parties; or (iii) the Court approves the Settlement proposed in the Stipulation or any amendment thereto approved by all of the Parties, but such approval is reversed or substantially modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, Hallwood Financial shall have no obligation to provide the New Merger Consideration and the parties to the Merger Agreement will agree to amend it further to provide for the Original Merger Consideration (and make such other amendments as are necessary to pursue stockholder approval of and consummate the transaction contemplated by such further amended merger agreement, as applicable, including, without limitation, an extension of the termination date of the Merger Agreement to provide a reasonable amount of time to obtain stockholder approval for the merger). Defendants agreed that this Action and the efforts of Plaintiff’s Counsel caused the $3.00 per share increase in the Merger consideration. For purposes of the Settlement, a disallowance or reduction by the Court of the requested Plaintiff’s Incentive Award or the requested fees and/or expenses related to the Common Fund Recovery or an award, disallowance or reduction by the Court of the requested fees and/or expenses related to the Disclosure Benefit sought by Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Final Order and Judgment.

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(b)	That the Company revised the Preliminary Proxy to include, among other things, supplemental disclosures pursuant to alterations suggested by Plaintiff (which supplemental disclosures are set out in a blackline, dated January 15, 2014, sent to Plaintiff’s counsel, attached as Exhibit 1) (the “Supplemental Disclosures”). Plaintiff’s counsel shall submit a separate application for an award of attorneys’ fees based on the Disclosure Benefit. Hallwood Financial agreed to pay any such award in the amount ordered by the Court, but otherwise reserved all of its rights to oppose any application for attorneys’ fees based on the Supplemental Disclosures. No other Defendant shall have any obligation to pay or bear any additional amounts, expenses, costs, damages or fees to or for the benefit of Plaintiff, any member of the Class, or any stockholder of the Company in connection with the Settlement, including but not limited to attorneys’ fees and expenses for any counsel to Plaintiff or any members of the Class.

(c)	The vote on the Merger could proceed using the disclosures in the Revised Preliminary Proxy, which included the Supplemental Disclosures. Defendants agreed to make or cause the disclosures in the Final Proxy Statement in connection with the Merger to conform to the Revised Preliminary Proxy, including the Supplemental Disclosures.

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(d)	Plaintiff’s claims on behalf of the Class shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits against Plaintiff, all members of the Class, the Company, and its stockholders, without costs (except as provided in the Stipulation with respect to attorneys’ fees and expenses), subject to the terms and conditions set forth in the Stipulation.

(e)	The Derivative Claims purportedly brought on behalf of the Company by Plaintiff shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits, subject to the terms and conditions set forth in the Stipulation.

(f)	All Settled Claims (as defined in Paragraph 29 below) that could be asserted shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice on the merits, subject to the terms and conditions set forth in the Stipulation.

(g)	As set out in the Stipulation, the Company, Hallwood Financial and/or their insurers solely shall bear all costs of providing such notice of the Settlement as is ordered by the Court.

(h)	All amounts awarded by the Court as Plaintiff’s Incentive Award and as attorney’s fees and expenses in connection with the Common Fund Recovery shall be paid to Plaintiff’s counsel simultaneously with the commencing of the issuance of the payment for the shares acquired in the Merger. Any such Plaintiff’s Incentive Award and fee award based on the Common Fund Recovery shall be paid from the Common Fund Recovery. All payments of Plaintiff’s Incentive Award, and to Plaintiff’s counsel, for fees and expenses awarded for the Common Fund Recovery and the Disclosure Benefit, shall be by wire transfer in immediately available funds to an account to be designated by Plaintiff’s Counsel in writing to Defendant Hallwood Financial’s Delaware Counsel.

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(i)	Except as otherwise provided in the Stipulation, and subject to and without waiving any of the individual Defendants’ advancement or indemnification rights, each party shall bear its own costs of this action including all costs associated with negotiating and implementing the Settlement.

25. The full terms of the Settlement are set forth in the Stipulation.

REASONS FOR THE SETTLEMENT

26. Plaintiff states that prior to and throughout the duration of the Action, Plaintiff’s counsel conducted an investigation into the substance of all class and purported derivative claims asserted in the Action. This investigation, according to Plaintiff, included the analysis of approximately 1,900 pages of documents produced by Defendants, analysis of documents in Plaintiff’s possession, court filings and other documents referenced in the complaint, and analysis of applicable case law and other authorities. Based on this investigation, an analysis of applicable law, and the facts developed by their investigation, Plaintiff and his counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Plaintiff, the Company, the Company’s stockholders, and the Class as defined in the Stipulation.

27. Plaintiff has entered into the Stipulation and Settlement after taking into account, among other things, what he believes are the substantial benefits to members of the Class and the Company from the Settlement, including the payment of the Common Fund Recovery to the Class and the Supplemental Disclosures. In entering into the Stipulation and Settlement, Plaintiff has also taken into account, among other things, the risks of continued litigation.

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28. In entering into the Stipulation and Settlement, Defendants do not acknowledge that they engaged in any wrongdoing and specifically deny that they have engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, and deny liability of any kind to Plaintiff, the Class, the Company or any of its stockholders. Defendants have denied and continue to deny the allegations made in the Action and their entering into the Settlement is not an admission of any such wrongdoing. However, while maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against claims such as those alleged in the Action, to avoid the substantial burden, expense, risk, inconvenience, and distraction of continued litigation, including the risk of adversely affecting the Merger, the Defendants consider it desirable to fully and finally resolve the claims made against them. In light of this, Defendants have concluded that the Settlement is a fair and reasonable resolution and in the best interests of the Company.

RELEASES

29. The Stipulation provides that, upon Final Court Approval of the Settlement, and for the good and valuable consideration set forth in the Stipulation and conferred on Plaintiff, the Class, the Company, and its stockholders, any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, issues and disputes - whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent - that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding

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(including, but not limited to any claims arising under federal, state, foreign, statutory, regulatory, common or other law or rule), by or on behalf of Plaintiff, any member of the Class or the Company (collectively, the “Releasing Persons”) whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity against Defendants and/or any or all of their present or former officers, directors, employees, agents, attorneys, advisors, insurers, accountants, financial advisors, investment bankers, representatives, affiliates, parents, subsidiaries, family members, spouses, heirs, trusts, trustees, foundations, executors, personal representatives, estates, administrators, beneficiaries, distributees, predecessors, predecessors-in-interest, successors, successors-in-interest and assigns (collectively, “Released Persons”) that relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations or omissions or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to (i) the Proposed Transaction, (ii) any deliberations or negotiations in connection with the Proposed Transaction, including the process of deliberation or negotiation by each of the Company, Hallwood Financial, or any of the other Defendants, (iii) the consideration received by members of the Class in connection with the Proposed Transaction, (iv) the Schedule 14A, the Schedule 13E-3 or any other disclosures, SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Proposed Transaction, (v) investments in (including, but not limited to, purchases, sales, exercised of rights with respect to and decisions to hold) securities issued by the Company during the Class Period, (vi) the fiduciary duties of the Released Persons in connection with the Proposed Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending or

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settling the Action, except as expressly provided in the Stipulation, (viii) the Derivative Claims, (ix) the allegations in any complaint or amendment thereto filed in the Action, and the prosecution and defense thereof, or (x) any deliberations, negotiations, representations, omissions or other conduct leading to the execution of the Stipulation (collectively, with the releases in the last sentence of this paragraph, the “Settled Claims”), shall be fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice, subject to the terms and conditions set forth in the Stipulation, provided, however, that the Settled Claims shall not include (i) any claims to enforce the Settlement; (ii) any claims to enforce the Final Order and Judgment; or (iii) any claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law (except that, if the Settlement is approved, no Hallwood stockholder can claim value related to or arising from the derivative claims that are being released, settled, and dismissed with prejudice hereby). The Released Persons shall also release Plaintiff and his counsel (and any of their respective employees, agents, successors, successors-in-interest and assigns) from and for the Settled Claims as referenced in romanettes (iii), (v), (vii), (ix) and (x) of Paragraph 27 of the Stipulation to the same extent and scope.

30. The Settled Claims extend to claims that the Releasing Persons do not know or suspect to exist at the time of the Stipulation, which if known, might have affected the decision to enter into the Stipulation, and Plaintiff and the Released Persons expressly waive and relinquish, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment, as defined in the Stipulation, shall have waived and relinquished, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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Plaintiff and the Released Persons expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiff and the Released Persons acknowledge, and the Releasing Persons by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of Plaintiff and the Released Persons, and by operation of law the Releasing Persons, to completely, fully, finally and forever extinguish any and all Settled Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

APPLICATIONS FOR AN INCENTIVE AWARD FOR PLAINTIFF AND FOR

PLAINTIFF’S ATTORNEYS’ FEES

31. Plaintiff and Plaintiff’s counsel have agreed to make separate applications to recover attorneys’ fees based on (i) the Common Fund Recovery, and (ii) the Supplemental Disclosures.

32. With respect to the Common Fund Recovery, Plaintiff and Plaintiff’s counsel intend to petition the Court for an award of attorneys’ fees not exceeding $308,157, which is 20% of the Common Fund Recovery, plus out of pocket expenses not to exceed $[__], which represents half of the out of pocket expenses incurred by Plaintiff’s

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Counsel. Defendants have agreed not to oppose an application for an award of attorneys’ fees not exceeding $[__] based on the Common Fund Recovery. Any fee awarded by the Court based on the Common Fund Recovery shall be paid from the Common Fund Recovery.

33. With respect to the Supplemental Disclosures, Plaintiff and Plaintiff’s counsel intend to petition the Court for an award of attorneys’ fees not exceeding $[__], and defendant Hallwood Financial reserves its right to oppose any such fee application. Any award of a fee with respect to the Supplemental Disclosures will be paid by Hallwood Financial and will not affect any amounts to which a shareholder is otherwise entitled.

34. Plaintiff intends to apply to the Court for an incentive fee in the amount of $15,000, to be paid out of the Common Fund Recovery, and Defendants reserve any rights they may have to oppose such application.

35. The procedure for, and the allowance or disallowance by the Court of, any application for an Incentive Award or an award of attorneys’ fees is not part of the Settlement set forth in the Stipulation except as noted herein, and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order or proceedings relating to a motion for an Incentive Award or an award of attorneys’ fees, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation.

36. Any order or proceedings relating to Plaintiff’s request for an Incentive Award or Plaintiff’s counsel’s request for an award of attorneys’ fees, or any appeal from any order relating thereto, or reversal or modification thereof, shall not operate to terminate the Settlement or affect release of the Settled Claims. The finality of the Settlement shall not be conditioned on any ruling by the Court concerning Plaintiff’s application for an Incentive Award or Plaintiff’s counsel’s application for attorneys’ fees and expenses.

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37. Plaintiff’s counsel warrant, with respect to their client, that no portion of any award of attorneys’ fees granted by the Court shall be paid to Plaintiff or any member of the Class.

38. Except as expressly provided in the Stipulation, Defendants shall not bear any other awards, expenses, costs, damages, or fees alleged or incurred by Plaintiff, any member of the Class, the Company or its stockholders or by any of their attorneys, experts, advisors, agents, or representatives. No counsel for Plaintiff, any other member of the Class, the Company or its stockholders shall apply to any court for any awards, fees, or expenses except as provided for in the Stipulation.

RIGHT TO APPEAR AND OBJECT

39. Any Hallwood stockholder or member of the Class who objects to the: (i) Settlement, (ii) class action determination, (iii) adequacy of representation by Plaintiff and Plaintiff’s counsel, (iv) dismissal of the Settled Claims, (v) judgments to be entered with respect thereto, (vi) the incentive award or fee applications, and/or (vii) who otherwise wishes to be heard, may appear personally or by counsel at the Final Approval Hearing and present evidence or argument that may be proper and relevant; provided, however, that no member of the Class or Hallwood stockholder may be heard and no papers or briefs submitted by or on behalf any member of the Class or Hallwood stockholder shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten (10) calendar days before the Final Approval Hearing, copies of (a) a written

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notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person’s specific objections to any matter before the Court; (c) a written statement certifying that the objector is either a member of the Class or a current Hallwood stockholder, together with a list of all transactions in Hallwood common stock during the Class Period; (d) the grounds for such objections and any reasons for such person’s desiring to appear and be heard; and (e) all documents and writings such person desires the Court to consider, shall be served by facsimile or by hand or overnight mail upon the following counsel:

Counsel for Plaintiff:

R. Bruce McNew, Esquire

WILKS LUKOFF & BRACEGIRDLE LLC

1300 N. Grant Avenue, Suite 100

Wilmington, DE 19808

(302) 225-0850 (telephone)

(302) 225-0024 (facsimile)

Counsel for Defendants Hallwood Financial Limited, HFL Merger Corporation, and Anthony Gumbiner:

Matthew Fischer, Esquire

POTTER ANDERSON & CORROON LLP

Hercules Plaza

P.O. Box 951

Wilmington, DE 19899

(302) 984-6000 (telephone)

(302) 658-1192 (facsimile)

Counsel for Defendants Charles A. Crocco, Jr., Amy H. Feldman, and Michael R. Powers:

A. Thompson Bayliss, Esquire

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

(302) 778-1000 (telephone)

(302) 778-1001 (facsimile)

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Counsel for Defendant The Hallwood Group Incorporated:

Bruce E. Jameson, Esquire

PRICKETT, JONES & ELLIOTT, P.A.

1310 King Street

P.O. Box 1328

Wilmington, DE 19899

(302) 888-6532 (telephone)

(302) 658-8111 (facsimile)

and then filed with the Court of Chancery. Any Class Member who does not object to the Settlement or the request by Plaintiff’s counsel for an award of attorneys’ fees and expenses need not take any action with respect to this Notice or Settlement. Unless the Court otherwise directs, no member of the Class or Hallwood stockholder shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the class action determination, the adequacy of the representation of the Class, the Company and its stockholders by Plaintiff and Plaintiff’s counsel, or any award of attorneys’ fees, or otherwise to be heard, except by first serving and filing written objections as described above.

40. The Court may consider an objector’s papers even if that objector does not attend the Final Approval Hearing. Any person who fails to object in the manner provided above shall be deemed to have waived his, her, or its objection and shall forever be barred from making any such objection in this Action or in any other action or proceeding.

THE FINAL ORDER AND JUDGMENT OF THE COURT

41. If the Court approves the Settlement provided for in the Stipulation, the Parties will ask the Court to enter a Final Order and Judgment, substantially in the form attached as Exhibit C to the Stipulation, which will, among other things:

(i)	Determine that the form and manner of notice of the Settlement was the best notice practicable under the circumstances and fully complied with each of the requirements of due process, Delaware Court of Chancery Rules 23 and 23.1, and applicable law;

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(ii)	Determine that, for settlement purposes only, the Action is a proper class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and finally certify the Class pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2);

(iii)	Determine that the Company, its stockholders and all members of the Class are bound by the Final Order and Judgment;

(iv)	Approve the Settlement pursuant to Court of Chancery Rules 23 and 23.1 as substantively and procedurally fair, reasonable, adequate and in the best interests of Plaintiff, the Class, the Company and its stockholders and direct consummation of the Settlement in accordance with its terms and conditions;

(v)	Fully, finally and forever dismiss all of the Settled Claims with prejudice on the merits against Plaintiff, all members of the Class, the Company, and its stockholders;

(vi)	Permanently bar and enjoin Plaintiff, the Class, the Company and its stockholders from instituting, commencing, prosecuting, participating in or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, asserting any claims that are, arise out of, or in any way relate to, the Settled Claims;

(vii)	Award Plaintiff and Plaintiff’s Counsel such incentive award, fees and expenses as the Court deems fair and reasonable; and

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(viii)	Retain jurisdiction over all matters relating to the administration and consummation of the Settlement provided for in the Stipulation.

42. The obligations of Defendants under the Stipulation, other than the Company’s obligation to cause Notice to the Class and the Company’s stockholders to be provided, and to pay all costs incurred in connection with disseminating Notice, are conditioned upon (i) the Court finally certifying the Class, (ii) Final Court Approval, and (iii) the Court entering a Final Order and Judgment substantially in the form attached as Exhibit C to the Stipulation. Notwithstanding anything in the Stipulation to the contrary, the effectiveness of the release of the Settled Claims, and the other obligations of Plaintiff and Defendants under the Settlement (except with respect to the payment of an Incentive Award or attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from the Court’s entry of the Final Order and Judgment if such appeal relates solely to the issue of an Incentive Award or Plaintiff’s counsel’s application for an award of attorneys’ fees, respectively. As used herein, “Final Court Approval” shall mean that the Court has entered the Final Order and Judgment approving the Settlement in accordance with the Stipulation, including the releases contained therein, and such Final Order and Judgment has been finally affirmed on appeal or is no longer subject to appeal or review.

43. In the event that: (i) the Court declines, in any respect (except for an allowance, disallowance or reduction of the Incentive Award sought by Plaintiff or of the fees and/or expenses sought by Plaintiff’s counsel), to enter the Final Order and Judgment provided for in the Stipulation in substantially the form attached as Exhibit C to the Stipulation (or with the consent of the parties to the Stipulation, to enter another form of final order and judgment in

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lieu thereof); (ii) the Court disapproves the Settlement proposed in the Stipulation, including any amendments thereto agreed upon by all of the Parties; or (iii) the Court approves the Settlement proposed in the Stipulation or any amendment thereto approved by all of the Parties, but such approval is reversed or substantially modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, the Stipulation, the Settlement proposed therein (including any amendments thereof), any actions taken or to be taken with respect to the Settlement proposed in the Stipulation, and the Final Order and Judgment to be entered shall be of no further force or effect and shall be null and void, and without prejudice to any of the parties to the Stipulation, who shall be restored in all respects to their respective positions existing immediately prior to the execution of the Stipulation; provided, however, that (1) any amendment to the Merger Agreement entered into by the parties thereto shall remain in effect in accordance with its terms notwithstanding the foregoing provisions of this Paragraph 43, and (2) counsel for each of the Parties, within ten (10) business days from receipt of such ruling or event, may agree in writing with counsel for the other Parties to proceed with the Stipulation and Settlement, including only with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree. For purposes of this provision, an intent to proceed shall not be valid unless it is expressed in a signed writing. For purposes of this provision, an award, disallowance or reduction by the Court of the fees and/or expenses sought by either Plaintiff or Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Final Order and Judgment.

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SCOPE OF THIS NOTICE AND FURTHER INFORMATION

44. The foregoing description of the Final Approval Hearing, the Action, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Accordingly, members of the Class and Hallwood stockholders are referred to the documents filed with the Court in the Action. You or your attorney may examine the documents filed in the Action during regular business hours on any business day at the office of the Register in Chancery, Kent County Courthouse, 38 The Green, Dover, DE 19901. If you would like further information, you may contact the following Plaintiff’s counsel as follows:

Counsel for Plaintiffs:

R. Bruce McNew, Esquire

WILKS LUKOFF & BRACEGIRDLE LLC

1300 N. Grant Avenue, Suite 100

Wilmington, DE 19808

(302) 225-0850 (telephone)

(302) 225-0024 (facsimile)

PLEASE DO NOT WRITE OR CALL THE COURT

BY ORDER OF THE COURT

/s/
Register in Chancery

Dated:                     , 2014

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Exhibit 1

[ORIGINAL INCLUDED IN COURT FILING]

Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

Gary L. Sample,

Plaintiff, individually and on behalf of a Class of other similarly situated shareholders, or in the alternative, derivatively on behalf of The Hallwood Group Incorporated

v.

Anthony J Gumbiner, Charles A. Crocco, Jr., Amy H. Feldman, Michael R. Powers, Hallwood Financial Limited, and HFL Merger Corporation,

Defendants, and

The Hallwood Group Incorporated,

Defendant, or in the alternative, Nominal Defendant.

Civil Action No. 8833-VCN CLASS ACTION

FINAL ORDER AND JUDGMENT

A hearing (the “Final Approval Hearing”) having been held before this Court on             , 2014, pursuant to this Court’s Order dated,              2014 (the “Scheduling Order”), upon a Stipulation Of Settlement (the “Stipulation”) filed in the above-captioned class and, in the alternative, derivative action (the “Action”), which (along with the defined terms therein) is incorporated herein by reference; it appearing that due notice of the Final Approval Hearing has been given in accordance with the aforesaid Scheduling Order; the respective Parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement (the “Settlement”) set forth in the Stipulation; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined below) and the stockholders of The Hallwood Group Incorporated (“Hallwood” or the “Company”) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court:

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IT IS ORDERED, ADJUDGED AND DECREED, this      day of             , 2014 as follows:

1. In full compliance with Court of Chancery Rules 23(e) and 23.1, and the requirements of due process, on             , 2014, as directed by the Scheduling Order, Hallwood mailed the Notice of Pendency of Class and Derivative Action, Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear (the “Notice”) by first-class mail to all record holders of Hallwood common stock between and including November 6, 2012, through and including [the date of entry of the Scheduling Order]. Proof of the mailing of the Notice has been filed with the Court and full opportunity to be heard has been offered to all Parties, the Class, all Hallwood stockholders, and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Delaware Court of Chancery Rules 23 and 23.1 and due process, and it is further determined that all parties to the Action, members of the Class, Hallwood and its stockholders are bound by the Final Order and Judgment entered herein.

2. With regard to the class claims raised in the Action, each of the provisions of Court of Chancery Rule 23(a) has been satisfied and the Action has been properly maintained according to the provisions of Court of Chancery Rule 23(b) with respect to the claims asserted on behalf of the Class. Specifically, based on the record of the Action, this Court expressly and conclusively finds and orders that (a) the Class as defined in the Scheduling Order is so numerous that joinder of all members is impracticable, because as of [            ], 2014, there

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were over [            ] million public shares of common stock of Hallwood issued and outstanding held by more than [            ] holders of record that compromise the Class, (b) there are questions of law or fact common to members of the Class, including whether the defendants (excluding HFL Merger Corporation) breached their fiduciary duties to the class, whether HFL Merger Corporation aided and abetted those breaches and whether members of the Class were injured as a consequence of defendants’ actions, (c) the claims of Plaintiff are typical of the claims or defenses of the Class in that they all arise from the same allegedly wrongful course of conduct and are based on the same legal theories, (d) Plaintiff has fairly and adequately protected and represented the interests of the Class, and (e) the requirements of Court of Chancery Rule 23(b)(1) and 23(b)(2) are satisfied, because the prosecution of separate actions by individual members of the Class would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for defendants, and, as a practical matter, the disposition of this Action will influence the disposition of any pending or future identical cases brought by other members of the Class. The Action is certified as a class action, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), without opt-out rights, on behalf of all persons or entities who were record holders or beneficial owners of Company common stock at any time between and including November 6, 2012 through and including the date of the closing of the merger pursuant to the terms of the Merger Agreement (regardless of the date of purchase or sale of Company common stock) (the “Class Period”), including their successors, successors-in-interest, predecessors, predecessors-in-interest, agents, representatives, trustees, executors, administrators, heirs, beneficiaries, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, excluding, however, Defendants, their subsidiary companies, affiliates, and members of their immediate

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families (the “Class”). Due and adequate notice of the proceedings and the proposed Settlement having been provided to the members of the Class, and a full opportunity having been offered to them to participate in the Final Approval Hearing, it is hereby determined that they are bound by the Final Order and Judgment entered herein.

3. With regard to derivative claims raised in the Action, due and adequate notice of the proceedings and the proposed Settlement having been provided to Hallwood stockholders, and a full opportunity having been offered to them to participate in the Final Approval Hearing, it is hereby determined that Hallwood and all Hallwood stockholders are bound by the Final Order and Judgment entered herein.

4. The Stipulation and the terms of the Settlement as described in the Stipulation and the Notice are hereby approved and confirmed as being fair, reasonable, adequate, and in the best interests of Plaintiff, the Class, the Company, and its stockholders. The parties to the Stipulation are directed hereby to consummate the Settlement in accordance with the terms and conditions set forth in the Stipulation; and the Register in Chancery is directed to enter and docket this Final Order and Judgment.

5. Any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, issues and disputes - whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent - that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to any claims arising under federal, state, foreign, statutory, regulatory, common or other law or rule), by or on behalf of Plaintiff, any member of the Class or the Company

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(collectively, the “Releasing Persons”) whether individual, direct, class, derivative, representative, legal, equitable, or any other type or in any other capacity against Defendants and/or any or all of their present or former officers, directors, employees, agents, attorneys, advisors, insurers, accountants, financial advisors, investment bankers, representatives, affiliates, parents, subsidiaries, family members, spouses, heirs, trusts, trustees, foundations, executors, personal representatives, estates, administrators, beneficiaries, distributees, predecessors, predecessors-in-interest, successors, successors-in-interest and assigns (collectively, “Released Persons”) that relate in any manner to the acts, events, facts, matters, transactions, occurrences, statements, representations, misrepresentations or omissions or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to (i) the Proposed Transaction (as defined in the Stipulation), (ii) any deliberations or negotiations in connection with the Proposed Transaction, including the process of deliberation or negotiation by each of the Company, Hallwood Financial Limited, or any of the other Defendants, (iii) the consideration received by members of the Class in connection with the Proposed Transaction, (iv) the Schedule 14A, the Schedule 13E-3 or any other disclosures, SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Proposed Transaction, (v) investments in (including, but not limited to, purchases, sales, exercised of rights with respect to and decisions to hold) securities issued by the Company during the Class Period, (vi) the fiduciary duties of the Released Persons in connection with the Proposed Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending or settling the Action, except as expressly provided in the Stipulation, (viii) the Derivative Claims, (ix) the allegations in any complaint or amendment thereto filed in the Action, and

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the prosecution and defense thereof, or (x) any deliberations, negotiations, representations, omissions or other conduct leading to the execution of this Stipulation (collectively, with the releases in the last sentence of this paragraph, the “Settled Claims”), are hereby fully, finally and forever compromised, settled, released, extinguished and dismissed with prejudice, provided, however, that the Settled Claims shall not include (a) any claims to enforce the Settlement; (b) any claims to enforce this Final Order and Judgment; or (c) any claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law (except that no Hallwood stockholder can claim value related to or arising from the Derivative Claims that are being released, settled, and dismissed with prejudice hereby). The Released Persons also release Plaintiff and his counsel (and any of their respective employees, agents, successors, successors-in-interest and assigns) from and for the Settled Claims referenced in romanettes (iii), (v), (vii), (ix) and (x) of Paragraph 27 of the Stipulation to the same extent and scope. Nothing herein shall waive and/or release any of the individual Defendants’ advancement or indemnification rights.

6. The Settled Claims extend to claims that the Releasing Persons do not know or suspect to exist at the time of the Stipulation, which if known, might have affected the decision to enter into the Stipulation, and Plaintiff and the Released Persons expressly waive and relinquish, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment entered herein, shall have waived and relinquished, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which states that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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Plaintiff and the Released Persons expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment entered herein shall have, waived, any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiff and the Released Persons acknowledge, and the Releasing Persons by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of Plaintiff and the Released Persons, and by operation of law the Releasing Persons, to completely, fully, finally and forever extinguish any and all Settled Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

7. All of the Settled Claims are dismissed on the merits with prejudice against Plaintiffs, all members of the Class, Hallwood and its stockholders, without costs (except as provided herein with respect to attorneys’ fees and expenses).

8. Plaintiff, members of the Class, Hallwood and its stockholders are hereby barred and enjoined from instituting, commencing, prosecuting, participating in or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, asserting any claims that are, arise out of, or in any way relate to, the Settled Claims.

9. None of the Stipulation, nor the fact or any terms of the Settlement, or any communications relating thereto, is evidence, or an admission or concession by any party or their counsel, member of the Class, or any other Releasing Person or Released Person, or any fault,

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liability, or wrongdoing whatsoever, as to any facts or claims asserted in the Action, or any other actions or proceedings, or as to the validity or merit of any of the claims or defenses alleged or asserted in any such action or proceeding. The Stipulation shall not be deemed a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Party, member of the Class or other Released Person or Releasing Person, or any damages or injury to any Party, member of the Class or other Released Person or Releasing Person. None of the Stipulation, nor any terms and provisions of the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Persons or Releasing Persons, or of any infirmity if any defense, or of any damage to Plaintiff or any member of the Class, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Persons or Releasing Persons concerning any fact or any purported liability, fault, or wrongdoing of the Released Persons or Releasing Persons or any injury or damages to any person or entity, or (b) shall be otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Persons or Releasing Persons.

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10. Plaintiff’s Counsel are awarded attorneys’ fees and expenses in the amount of $            , based on the Common Fund Recovery (as defined in the Stipulation), which sum the Court finds to be fair and reasonable. Such sums shall be paid pursuant to the provisions of the Stipulation.

11. Plaintiff’s Counsel are awarded attorneys’ fees and expenses in the amount of $            , based on the Supplemental Disclosures (as defined in the Stipulation), which sum the Court finds to be fair and reasonable. Such sums shall be paid pursuant to the provisions of the Stipulation.

12. Plaintiff is awarded an incentive award in the amount of $            , which sum the Court finds to be fair and reasonable. Such sums shall be paid pursuant to the provisions of the Stipulation.

13. This Final Order and Judgment shall not constitute any evidence or any admission or concession, either (i) on the part of Plaintiff, of the lack of merit of the Action, or (ii) on the part of Defendants, or any of them, of any liability or wrongdoing whatsoever.

14. The effectiveness of the provisions of this Final Order and Judgment and the obligations of Plaintiff and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Final Order and Judgment if such appeal relates solely to the issue of Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses or Plaintiff’s application for an incentive award.

15. Without further order of this Court, the Parties may agree in writing to reasonable extensions of time to carry out any provisions of the Stipulation.

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16. Without affecting the finality of this Final Order and Judgment, jurisdiction is hereby retained by this Court for the purpose of protecting and implementing the Stipulation and the terms of this Final Order and Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Final Order and Judgment.

Vice Chancellor Noble

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